Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 8, 2024, Omnicom Group Inc. (“Omnicom”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Omnicom, EXT Subsidiary Inc., a direct wholly owned subsidiary of Omnicom (“Merger Sub”), and The Interpublic Group of Companies, Inc. (“IPG”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into IPG (the “Merger”), with IPG surviving the Merger as a wholly owned subsidiary of Omnicom. Each share of IPG common stock will be converted into, and represent the right to receive, 0.344 shares of common stock of Omnicom, plus cash in lieu of any fractional shares of Omnicom common stock that otherwise would have been issued. On March 18, 2025, the shareholders of each of Omnicom and IPG approved the Merger. The completion of the Merger is subject to customary closing conditions, including required regulatory approvals. We have secured regulatory approvals for Omnicom’s pending acquisition of IPG in all required jurisdictions and expect to close the Merger by the close of business on November 26, 2025. The Merger is not subject to a financing condition or the completion of the Exchange Offers or Consent Solicitations announced by Omnicom and IPG on August 11, 2025 related to IPG’s outstanding senior notes (the “Exchange Offers and Consent Solicitations”). Omnicom has received sufficient tenders and consents to consummate the Exchange Offers and Consent Solicitations, which are currently set to expire on November 28, 2025.

The following unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined financial statements have been prepared from the respective historical consolidated financial statements of Omnicom and IPG and reflect transaction accounting adjustments related to the Merger. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 and for the nine months ended September 30, 2025 are presented as if the Merger had been completed on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 is presented as if the Merger had been completed on September 30, 2025.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the unaudited consolidated financial statements of Omnicom included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025;

●	the unaudited consolidated financial statements of IPG included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025;

●	the audited consolidated financial statements of Omnicom included in its Annual Report on Form 10-K for the year ended December 31, 2024;

●	the audited consolidated financial statements of IPG included in its Annual Report on Form 10-K for the year ended December 31, 2024; and

●	other information relating to Omnicom and IPG contained in reports filed by Omnicom or IPG, as applicable, with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended.

The unaudited pro forma condensed combined financial statements have been prepared to reflect adjustments to Omnicom’s historical consolidated financial information representing Omnicom management’s estimates based on information available as of November 26, 2025 and are subject to change as additional information becomes available and analyses are performed. However, Omnicom management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Merger as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements. Accordingly, the unaudited pro forma condensed combined financial statements reflect the following adjustments, which include transaction accounting adjustments:

●	the reclassification of certain items within IPG’s historical presentation to conform to Omnicom’s financial statement presentation;

●	the Merger, using the acquisition method of accounting, with Omnicom as the accounting acquirer and each share of IPG common stock converted into 0.344 shares of Omnicom common stock; and

●	estimated purchase accounting adjustments and related impacts on the balance sheet and income statements.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles. Omnicom has been treated as the acquirer for accounting purposes, primarily due to Omnicom stockholders holding majority voting interests in the combined company, Omnicom issuing equity interests to effect the Merger and the management of Omnicom continuing to manage the combined entity. Thus, Omnicom will account for the Merger as a business combination in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. The total purchase price will be allocated to the acquired tangible and intangible assets and assumed liabilities based on their respective fair values. The fair values of the acquired assets and assumed liabilities of IPG have been measured based on various preliminary estimates using assumptions that Omnicom management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements. The final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial statements which could have a material impact on the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements have been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments reflect transaction accounting adjustments related to the Merger, which are discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Merger been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by Omnicom as set forth in Omnicom’s audited historical financial statements. Based on Omnicom’s initial review and understanding of IPG’s summary of significant accounting policies included in IPG’s annual report on Form 10-K for the year ended December 31, 2024, management is not aware of any material differences to conform IPG’s historical financial information to Omnicom’s significant accounting policies. A more comprehensive comparison and assessment will occur, which may result in additional differences identified. Additionally, Omnicom has included certain reclassifications for consistency in the financial statement presentation, including with respect to certain IPG restructuring charges. These reclassifications have no effect on the previously reported total assets, total liabilities and shareholders’ equity, or net income of Omnicom or IPG. See Notes 2 and 3 in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements for more information.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any post close integration activities, severance, or impairments, or any cost savings or synergies that may be achieved because of the Merger or costs to achieve the synergies. The unaudited pro forma condensed combined financial statements do not give effect to the estimated impacts of the Exchange Offers and Consent Solicitations.

IPG and Omnicom have not had any historical material relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2025

(in millions)

	Omnicom Historical	IPG Reclassified (Note 2)	Transaction Accounting Adjustments	Notes (Note 5)	Combined Pro Formas
ASSETS
Current assets:
Cash and cash equivalents	$3,406.5	$1,531.2	$—		$4,937.7
Accounts receivable, net of allowance for doubtful accounts	8,586.0	4,946.4	—		13,532.4
Work in process	2,023.5	2,073.6	—		4,097.1
Assets held for sale	—	196.0	—		196.0
Other current assets	1,176.0	664.1	—		1,840.1
Total current assets	15,192.0	9,411.3	—		24,603.3
Property and equipment at cost, less accumulated depreciation	846.8	319.2	—		1,166.0
Operating lease right-of-use assets	1,019.0	831.1	—		1,850.1
Equity method investments	66.2	39.2	—		105.4
Goodwill	10,915.2	4,750.4	2,605.7	(b)	18,271.3
Intangible assets, net of accumulated amortization	488.8	798.5	3,307.2	(b)	4,594.5
Other assets	310.6	815.6	(29.0)	(f)	1,097.2
TOTAL ASSETS	$28,838.6	$16,965.3	$5,883.9		$51,687.8
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,320.4	$7,108.5	$—		$18,428.9
Customer advances	1,273.0	595.7	—		1,868.7
Current portion of debt	1,399.0	0.1	—		1,399.1
Short-term debt	24.1	56.8	—		80.9
Taxes payable	338.5	—	—		338.5
Liabilities held for sale	—	121.3	—		121.3
Other current liabilities	2,088.6	861.5	84.3	(i)	3,174.4
			140.0	(d)
Total current liabilities	16,443.6	8,743.9	224.3		25,411.8
Long-term liabilities	741.0	494.9	42.8	(i)	1,278.7
Long-term liability - operating leases	767.2	919.0	—		1,686.2
Long-term debt	4,876.2	2,923.0	(171.1)	(b)	7,628.1
Deferred tax liabilities	492.3	172.5	65.0	(f)	1,295.9
			566.1	(b)
Commitments and contingent liabilities
Temporary equity - redeemable noncontrolling interests	395.6	17.0	—		412.6
Equity
Shareholders’ equity
Preferred stock	—	—	—		—
Common stock	44.6	37.4	18.7	(a)	63.3
			(37.4)	(c)
Additional paid-in capital	479.4	478.1	8,934.9	(a)	9,414.3
			(478.1)	(c)
Retained earnings	11,975.1	4,294.7	(4,434.7)	(c)	11,835.1
Accumulated other comprehensive income (loss)	(1,327.1)	(893.9)	893.9	(c)	(1,327.1)
Treasury stock, at cost	(6,558.7)	(259.5)	259.5	(c)	(6,558.7)
Total shareholders’ equity	4,613.3	3,656.8	5,156.8		13,426.9
Noncontrolling interests	509.4	38.2	—		547.6
Total equity	5,122.7	3,695.0	5,156.8		13,974.5
TOTAL LIABILITIES AND EQUITY	$28,838.6	$16,965.3	$5,883.9		$51,687.8

Please refer to the notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months Ended September 30, 2025

(in millions except share and per share data)

	Omnicom Historical	IPG Reclassified (Note 3)	Transaction Accounting Adjustments	Notes (Note 5)	Combined Pro Formas

Revenue	$11,743.1	$7,353.4	$—		$19,096.5
Operating expenses:
Salary and service costs	8,600.4	5,211.7	(9.6)	(h)	13,802.5
Occupancy and other costs	963.2	948.9	—		1,912.1
Real estate and other repositioning costs	127.4	450.8	—		578.2
Loss on disposition of subsidiary	—	30.0	—		30.0
Costs of services	9,691.0	6,641.4	(9.6)		16,322.8
Selling, general and administrative expenses	451.8	137.1	(1.1)	(h)	587.8
Depreciation and amortization	178.4	184.2	209.3	(e)	571.9
Total operating expenses	10,321.2	6,962.7	198.7		17,482.6
OPERATING INCOME	1,421.9	390.7	(198.7)		1,613.9
Interest expense	182.1	149.5	9.8	(j)	341.4
Interest and other income, net	68.8	71.1	—		139.9
INCOME BEFORE INCOME TAXES AND INCOME (LOSS) FROM EQUITY METHOD INVESTMENTS	1,308.6	312.3	(208.5)		1,412.4
Income tax expense	373.5	104.1	(48.4)	(k)	429.2
Income from equity method investments	6.5	(2.8)	—		3.7
Net Income	$941.6	$205.4	$(160.1)		$986.9
Net income attributed to noncontrolling interests	55.0	4.1	—		59.1
NET INCOME ATTRIBUTED TO SHAREHOLDERS	$886.6	$201.3	$(160.1)		$927.8
Earnings per share attributed to shareholders:
Basic	$4.54	$0.55	$—		$2.90
Dilutive	$4.51	$0.54	$—		$2.89
Weighted average shares
Basic	195.2	368.4	(244.0)	(g)	319.6
Dilutive	196.4	370.9	(246.5)	(g)	320.8

Please refer to the notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2024

(in millions except share and per share data)

	Omnicom Historical	IPG Reclassified (Note 3)	Transaction Accounting Adjustments	Notes (Note 5)	Combined Pro Formas

Revenue	$15,689.1	$10,691.7	$—		$26,380.8
Operating expenses:
Salary and service costs	11,432.5	7,528.9	(23.3)	(h)	18,938.1
Occupancy and other costs	1,274.4	1,343.1	—		2,617.5
Real estate and other repositioning costs	57.8	(5.0)	—		52.8
Loss on disposition of subsidiary	—	64.2	—		64.2
Costs of services	12,764.7	8,931.2	(23.3)		21,672.6
Selling, general and administrative expenses	408.1	130.5	140.0	(d)	722.0
			43.4	(h)
Depreciation and amortization	241.7	258.9	284.3	(e)	784.9
Impairment of goodwill	—	232.1	—		232.1
Total operating expenses	13,414.5	9,552.7	444.4		23,411.6
OPERATING INCOME	2,274.6	1,139.0	(444.4)		2,969.2
Interest expense	247.9	229.9	13.1	(j)	490.9
Interest and other income, net	100.9	140.0	—		240.9
INCOME BEFORE INCOME TAXES AND INCOME (LOSS) FROM EQUITY METHOD INVESTMENTS	2,127.6	1,049.1	(457.4)		2,719.3
Income tax expense	560.5	333.9	(106.1)	(k)	788.3
Income from equity method investments	6.9	0.5	—		7.4
Net Income	$1,574.0	$715.7	$(351.3)		$1,938.4
Net income attributed to noncontrolling interests	93.4	26.2	—		119.6
NET INCOME ATTRIBUTED TO SHAREHOLDERS	$1,480.6	$689.5	$(351.3)		$1,818.8
Earnings per share attributed to shareholders:
Basic	$7.54	$1.84	$—		$5.67
Dilutive	$7.46	$1.83	$—		$5.63
Weighted average shares
Basic	196.4	375.2	(250.8)	(g)	320.8
Dilutive	198.6	377.7	(253.3)	(g)	323.0

Please refer to the notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Merger and Basis of Pro Forma Presentation

On December 8, 2024, Omnicom Group Inc. (“Omnicom”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Omnicom, EXT Subsidiary Inc., a direct wholly owned subsidiary of Omnicom (“Merger Sub”), and The Interpublic Group of Companies, Inc. (“IPG”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into IPG (the “Merger”), with IPG surviving the Merger as a wholly owned subsidiary of Omnicom. Each share of IPG common stock will be converted into, and represent the right to receive, 0.344 shares of common stock of Omnicom, plus cash in lieu of any fractional shares of Omnicom common stock that otherwise would have been issued. On March 18, 2025, the shareholders of each of Omnicom and IPG approved the Merger. The completion of the Merger is subject to customary closing conditions, including required regulatory approvals. We have secured regulatory approvals for Omnicom’s pending acquisition of IPG in all required jurisdictions and expect to close the Merger by the close of business on November 26, 2025. The Merger is not subject to a financing condition or the completion of the Exchange Offers or Consent Solicitations announced by Omnicom and IPG on August 11, 2025 related to IPG’s outstanding senior notes (the “Exchange Offers and Consent Solicitations”). Omnicom has received sufficient tenders and consents to consummate the Exchange Offers and Consent Solicitations, which are currently set to expire on November 28, 2025.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial statements have been prepared from the respective historical consolidated financial statements of Omnicom and IPG and reflect transaction accounting adjustments related to the Merger. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 and for the nine months ended September 30, 2025 have been presented as if the Merger had been completed on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 has been presented as if the Merger had occurred on September 30, 2025.

Certain balance sheet and statements of income reclassifications have been made to the unaudited pro forma condensed combined financial statements in order to align historical presentation between Omnicom and IPG. Refer to Note 2 and Note 3 for a discussion of these reclassification adjustments.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, and Omnicom is considered the accounting acquirer. The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). Fair value is defined in ASC 820 as the “price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold and/or at a fair value measurement that does not reflect management’s intended use for those assets. Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. ASC 805 requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the Merger date, with any excess purchase price allocated to goodwill.

As of November 26, 2025, the accompanying unaudited estimated purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The potential changes to the purchase price allocation and related pro forma adjustments could be material.

For the purposes of preparing the unaudited pro forma condensed combined financial statements, Omnicom’s management has conducted a preliminary analysis of the adjustments required to conform IPG’s financial statements to reflect the current accounting policies of Omnicom. This assessment is ongoing, and, at the time of preparing the unaudited pro forma condensed combined financial statements, management is not aware of any material accounting policy differences. Upon consummation of the Merger, Omnicom management will conduct a final review of IPG’s accounting policies to determine if differences in accounting policies or financial statement classification exist that may require adjustments to or reclassification of IPG’s results of operations, assets or liabilities to conform to Omnicom’s accounting policies and classifications. As a result of that review, differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements.

2.	Summary of Reclassification Adjustments – Balance Sheet

The classification of certain balance sheet items presented by IPG under U.S. generally accepted accounting principles (“GAAP”) has been adjusted to align with the presentation used by Omnicom under GAAP, as shown below.

	September 30, 2025
	IPG Historical	Reclassification Adjustments	IPG Reclassified
ASSETS
Current assets:
Cash and cash equivalents	$1,531.2	$—	1,531.2
Accounts receivable, net of allowance for doubtful accounts	4,946.4	—	4,946.4
Work in process	—	2,073.6	2,073.6
Accounts receivable, billable to clients	2,073.6	(2,073.6)	—
Prepaid expenses	587.0	(587.0)	—
Assets held for sale	196.0	—	196.0
Other current assets	77.1	587.0	664.1
Total current assets	9,411.3	—	9,411.3
Property and equipment at cost, less accumulated depreciation	502.7	(183.5)	319.2
Deferred income taxes	299.2	(299.2)	—
Operating lease right-of-use assets	831.1	—	831.1
Equity method investments	—	39.2	39.2
Goodwill	4,750.4	—	4,750.4
Intangible assets, net of accumulated amortization	615.0	183.5	798.5
Other assets	555.6	260.0	815.6
TOTAL ASSETS	$16,965.3	$—	$16,965.3

	September 30, 2025
	IPG Historical	Reclassification Adjustments	IPG Reclassified
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,108.5	$—	$7,108.5
Accrued liabilities	615.5	(615.5)	—
Customer advances	—	595.7	595.7
Contract liabilities	595.7	(595.7)	—
Current portion of debt	0.1	—	0.1
Short-term debt	56.8	—	56.8
Current portion of operating leases	246.0	(246.0)	—
Other current liabilities	—	861.5	861.5
Liabilities held for sale	121.3	—	121.3
Total current liabilities	8,743.9	—	8,743.9
Long-term liabilities	481.3	13.6	494.9
Deferred compensation	186.1	(186.1)	—
Long-term liability - operating leases	919.0	—	919.0
Long-term debt	2,923.0	—	2,923.0
Deferred tax liabilities	—	172.5	172.5
Commitments and contingent liabilities
Temporary equity - redeemable noncontrolling interests	17.0	—	17.0
Equity
Shareholders’ equity
Preferred stock	—	—	—
Common stock	37.4	—	37.4
Additional paid-in capital	478.1	—	478.1
Retained earnings	4,294.7	—	4,294.7
Accumulated other comprehensive income (loss)	(893.9)	—	(893.9)
Treasury stock, at cost	(259.5)	—	(259.5)
Total shareholders’ equity	3,656.8	—	3,656.8
Noncontrolling interests	38.2	—	38.2
Total equity	3,695.0	—	3,695.0
TOTAL LIABILITIES AND EQUITY	$16,965.3	$—	$16,965.3

3.	Summary of Reclassification Adjustments – Statement of Income

The classification of certain items in the statement of income presented by IPG under GAAP has been adjusted to align with the presentation used by Omnicom under GAAP, as shown below.

	Nine Months Ended September 30, 2025
	IPG Historical	Presentation Adjustments	IPG Reclassified

Revenue	$—	$7,353.4	$7,353.4
Revenue before billable expenses	6,304.6	$(6,304.6)	—
Billable expenses	1,048.8	$(1,048.8)	—

Operating expenses:
Salary and service costs	4,162.9	1,048.8	5,211.7
Occupancy and other costs	948.9	—	948.9
Real estate and other repositioning costs	—	450.8	450.8
Loss on disposition of subsidiary	—	30.0	30.0
Billable expenses	1,048.8	(1,048.8)	—
Costs of services	6,160.6	480.8	6,641.4
Selling, general and administrative expenses	137.1	—	137.1
Depreciation and amortization	184.2	—	184.2
Restructuring	450.8	(450.8)	—
Total operating expenses	6,932.7	30.0	6,962.7
OPERATING INCOME	420.7	(30.0)	390.7
Interest expense	149.5	—	149.5
Interest income	85.1	(14.0)	71.1
Other expenses, net	(44.0)	44.0	—
INCOME BEFORE INCOME TAXES AND INCOME FROM EQUITY METHOD INVESTMENTS	312.3	—	312.3
Income tax expense	104.1	—	104.1
Income from equity method investments	(2.8)	—	(2.8)
Net income	$205.4	$—	$205.4
Net income attributed to noncontrolling interests	4.1	—	4.1
NET INCOME ATTRIBUTED TO SHAREHOLDERS	$201.3	$—	$201.3
Earnings per share attributed to shareholders:
Basic	$0.55	$—	$0.55
Dilutive	$0.54	$—	$0.54
Weighted average shares
Basic	368.4	—	368.4
Dilutive	370.9	—	370.9

	Year Ended December 31, 2024
	IPG Historical	Presentation Adjustments	IPG Reclassified

Revenue	$—	$10,691.7	$10,691.7
Revenue before billable expenses	9,187.6	$(9,187.6)	—
Billable expenses	1,504.1	$(1,504.1)	—

Operating expenses:
Salary and service costs	6,024.8	1,504.1	7,528.9
Occupancy and other costs	1,343.1	—	1,343.1
Real estate and other repositioning costs	—	(5.0)	(5.0)
Loss on disposition of subsidiary	—	64.2	64.2
Billable expenses	1,504.1	(1,504.1)	—
Costs of services	8,872.0	59.2	8,931.2
Selling, general and administrative expenses	130.5	—	130.5
Depreciation and amortization	258.9	—	258.9
Impairment of goodwill	232.1	—	232.1
Restructuring	(5.0)	5.0	—
Total operating expenses	9,488.5	64.2	9,552.7
OPERATING INCOME	1,203.2	(64.2)	1,139.0
Interest expense	229.9	—	229.9
Interest income	151.7	(11.7)	140.0
Other expenses, net	(75.9)	75.9	—
INCOME BEFORE INCOME TAXES AND INCOME FROM EQUITY METHOD INVESTMENTS	1,049.1	—	1,049.1
Income tax expense	333.9	—	333.9
Income from equity method investments	0.5	—	0.5
Net income	$715.7	$—	$715.7
Net income attributed to noncontrolling interests	26.2	—	26.2
NET INCOME ATTRIBUTED TO SHAREHOLDERS	$689.5	$—	$689.5
Earnings per share attributed to shareholders:
Basic	$1.84	$—	$1.84
Dilutive	$1.83	$—	$1.83
Weighted average shares			—
Basic	375.2	—	375.2
Dilutive	377.7	—	377.7

4.	Consideration

Omnicom calculated the total consideration as follows (in millions, except for shares, per share amounts and exchange ratio):

Shares of IPG common stock outstanding[1]	361,498,878
Exchange ratio	0.344
Shares of Omnicom common stock to be issued	124,355,614
Omnicom share price[2]	$72.00
Total equity consideration	$8,953.6

Value of unvested replacement awards[3]	$113.0

Total Consideration[4]	$9,066.6

1	Shares of IPG common stock outstanding as of November 19, 2025.

2	Omnicom share price is as of the close of business November 19, 2025. The actual value of the shares of Omnicom common stock to be issued in the Merger will depend on the market price of shares of Omnicom common stock at the closing date of the Merger, and therefore the actual consideration will fluctuate based on the market price of the shares of Omnicom common stock. Accordingly, the final consideration could differ significantly from the current estimate. A 10% increase or decrease in Omnicom’s share price would increase or decrease the consideration by approximately $895.4 million and impact goodwill by a corresponding amount.

3	Represents the historical share-based awards that will be replaced and cash settled by Omnicom. Refer to (i) in Note 5 below (Pro forma adjustments).

4	Consideration paid for fractional shares is immaterial.

Under the acquisition method of accounting, the total consideration is allocated to IPG’s assets and liabilities based upon their estimated fair values as of the date of completion of the Merger. Based upon the estimated purchase price and a preliminary valuation, the preliminary purchase price allocation is as follows:

Preliminary purchase price allocation	As of September 30, 2025
Cash and cash equivalents	$1,531.2
Accounts receivable	4,946.4
Work in process	2,073.6
Assets held for sale	196.0
Other current assets	664.1
Property and Equipment	319.2
Operating lease right-of-use assets	831.1
Equity method investments	39.2
Goodwill	7,356.1
Intangible assets	4,105.7
Other assets	786.6
Total assets	$22,849.2

Accounts payable	$7,108.5
Customer advances	595.7
Current portion of debt	0.1
Short-term debt	56.8
Liabilities held for sale	121.3
Other current liabilities	875.1
Long-term liabilities	495.4
Long-term liability - operating leases	919.0
Long-term debt	2,751.9
Deferred tax liabilities	803.6
Non-controlling interests	38.2
Redeemable noncontrolling interests	17.0
Total liabilities and noncontrolling interests	$13,782.6

Total Consideration	$9,066.6

The purchase price estimates and the purchase price allocation are preliminary and are subject to change based on the Omnicom share price at the closing date of the Merger, as well as the actual net tangible and intangible assets and liabilities that exist on the closing date of the Merger, and the value of certain tax contingencies. The purchase price allocation related to certain tangible and intangible assets and liabilities is ongoing. This includes, but is not limited to, items such as property and equipment, operating lease right-of-use assets and lease liabilities, and redeemable noncontrolling interests. The final determination of the purchase price allocation will be completed as soon as practicable after the completion of the Merger and will be based on the fair values of the assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

Refer to Note 5 for additional information on how the consideration and purchase price allocation have been reflected in the pro forma adjustments.

5.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements reflects the following adjustments.

(a)	Acquisition of all outstanding shares of IPG common stock.

As of September 30,
2025
Shares of Omnicom issued to IPG stockholders (Common stock)	$18.7
Shares of Omnicom issued to IPG stockholders (Additional paid-in capital)	8,934.9
Total equity consideration	$8,953.6

(b)	Purchase price allocation (the amounts below represent changes; refer to Note 4 for preliminary fair value estimates). The adjustments as a result of the purchase price allocation include the recognition of new intangible assets, net of the removal of historical intangible assets, the recognition of new goodwill, net of the removal of historical goodwill, adjustment to the fair value of the debt, and adjustment to the fair value of deferred taxes to reflect the after tax basis difference of the intangible assets.

As of September 30, 2025
Adjustments to:
Intangible assets[1]	3,307.2
Goodwill	2,605.7
Debt	(171.1)
Deferred income taxes[2]	566.1

1	The identifiable intangible assets acquired consist of trade names, customer relationships and technology with estimated fair values of $973.0 million, $2,886.0 million and $246.7 million, respectively. Trade names, customer relationships and technology are amortized straight-line over estimated remaining useful lives of 15 years, 10 years and 5 years, respectively. The fair values for intangible assets were estimated using a market participant approach. The fair values for trade names were estimated by applying the relief-from-royalty method under the income approach. The fair values for customer relationships were estimated using the profit contribution method under the income approach. The current estimate of fair values for the technology intangible assets were estimated based on the historical book value of the similar assets. The final purchase price allocation for intangible assets could materially differ from the estimates. A ten percent increase in the value of the acquired intangible assets would increase the intangible assets by $410.6 million and result in a corresponding increase to amortization expense of $77.0 million.

2	Deferred income taxes were adjusted to include deferred tax liabilities related to the identified intangible assets that will be amortized. In addition, estimates were made to deferred taxes related to net operating losses that may not be utilized and withholding taxes on undistributed earnings of foreign subsidiaries that may be required in certain jurisdictions of the combined entities (see (f) below).

(c)	Reflects adjustments to equity related to:

i)	eliminate IPG historical equity of $3,656.8 million; and

ii)	give effect to the transaction costs adjustment of $140.0 million described in (d) to retained earnings.

As of September 30, 2025
Common stock	$(37.4)
Additional paid-in capital	(478.1)
Retained earnings	(4,434.7)
Accumulated other comprehensive income (loss)	893.9
Treasury stock, at cost	259.5
Total	$(3,796.8)

(d)	Represents the accrual of direct and incremental transaction costs expected to be incurred after September 30, 2025, in connection with the closing of the Merger, which are non-recurring. The estimate is based on Omnicom management’s judgment after evaluating several factors, including evaluating its most recent overall expected budget for transaction costs and amounts contractually due to external advisors and service providers. These costs will not affect Omnicom’s income statement beyond 12 months after the acquisition date and costs related to future integration activities are not included in this estimate. The historical income statements of Omnicom include acquisition related costs of $175.4 million ($14.8 million for the year ended December 31, 2024 and $160.6 million for the nine months ended September 30, 2025).

	Year Ended December 31, 2024	Nine Months Ended September 30, 2025
Acquisition-related costs	140.0	—

(e)	Incremental amortization resulting from the preliminary allocation of purchase price.

	Year Ended December 31, 2024	Nine Months Ended September 30, 2025
Incremental amortization	284.3	209.3

(f)	Adjusts the deferred tax liabilities and deferred tax assets as a result of the Merger. An increase to deferred tax liabilities was recorded as part of the allocation of purchase price in adjustment (b) above. The income tax effects related to the increase of the acquiree’s net operating loss valuation allowance and the taxes recognized on undistributed earnings of foreign subsidiaries are also presented as adjustments to purchase accounting.

As of September 30, 2025
Incremental valuation allowance	(29.0)
Incremental withholding tax accruals	65.0

(g)	Adjusts the common shares outstanding to reflect the Omnicom common stock that will be issued as stock consideration and the removal of IPG’s shares.

	Year Ended December 31, 2024	Nine Months Ended September 30, 2025
Weighted Average Shares - Basic
Omnicom shares issued	124.4	124.4
IPG shares converted	(375.2)	(368.4)
Total	(250.8)	(244.0)

Weighted Average Shares - Diluted
Omnicom shares issued	124.4	124.4
IPG shares converted	(377.7)	(370.9)
Total	(253.3)	(246.5)

(h)	Reflects the adjustments to previously recorded expense for incentive compensation plans that included performance and restricted share-based awards and cash performance-based awards granted to certain IPG employees and executives and IPG’s Board of Directors. This reflects the awards that are unvested at the Merger closing date and assumes no grant will be made after the Merger closing date. The share-based awards of IPG will be replaced with cash-based awards as of the closing date and have been reflected at the estimated replacement award for such share-based awards using the estimated IPG share price at closing. The expense for any awards with a remaining service period after the closing date has been included in the unaudited pro forma condensed combined financial statements. IPG cash-based and share-based awards include a change of control provision that requires payment upon both a change of control event and subsequent termination (double trigger). Adjustments have been made for certain awards that had a double trigger which accelerated the vesting. Where no determination has been made in relation to the double trigger and whether both criteria requiring payment upon a change in control would be satisfied, no acceleration has been made.

The adjustment below reflects the impact to selling, general and administrative expenses (“SG&A”) for those employees whose compensation expense was included within SG&A and Salary and related for those employees included within Salary and related. The following reflects the previously recorded income statement impacts and the adjusted income statement impacts for each period presented.

	Year Ended December 31, 2024	Nine Months Ended September 30, 2025
Previously recognized IPG incentive compensation plan expense	101.0	51.0
Pro forma adjustment to SG&A	43.4	(1.1)
Pro forma adjustment to Salary and related expenses	(23.3)	(9.6)
Incentive compensation plan expense included above	121.0	40.3

(i)	Reflects the accrual for share-based awards that will all be cash settled after completion of the Merger. The amount represents the portion of the service period that has been completed as of the Merger closing date.

As of September 30, 2025
Accrual for incentive compensation plans - current liability	84.3
Accrual for incentive compensation plans - long-term liability	42.8

(j)	Reflects the increase in interest expense for the fair value adjustment of the debt.
	Year Ended December 31, 2024	Nine Months Ended September 30, 2025
Interest expense	13.1	9.8

(k)	Reflects the approximate income tax effects of the pro forma adjustments at the blended statutory rate of 23.2% for the year ended December 31, 2024 and the nine months ended September 30, 2025.